EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS THIRD QUARTER FINANCIAL PERFORMANCE

Focus on Operational Improvements Reduces Costs
Company Raises Adjusted Pro Forma Income Per Common Share Estimates for FY 2012

SANTA CLARA, Calif. (GLOBE NEWSWIRE) — November 1, 2012—Rovi Corporation (NASDAQ: ROVI) today reported financial results for the third quarter ended September 30, 2012. The Company reported GAAP revenues of $169.6 million, compared to $181.9 million for the third quarter of 2011.  GAAP net loss was $13.3 million, compared to GAAP net income of $1.8 million for the third quarter of 2011.  The year-over-year decline was primarily due to a reduction in revenues from the Company's consumer electronics customers.

During the quarter, Rovi took actions that will reduce current operating costs by approximately $31 million on an annual run-rate basis through product rationalization and targeted cost reductions. Largely as a result of these reductions, Non-GAAP Adjusted Pro Forma Income was $51.5 million in the third quarter of 2012 compared to $69.0 million in the third quarter of 2011 and $39.8 million in the second quarter of 2012.  Adjusted Pro Forma Income Per Common Share for the third quarter of 2012 was $0.50, compared to $0.62 for the third quarter of 2011 and $0.37 for the second quarter of 2012.

Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are defined below in the section entitled Non-GAAP or Adjusted Pro Forma Information. Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“Last quarter I spoke about the need to improve execution and operational efficiency, and I am very pleased with the substantial progress we have made along these lines during the past three months,” said Tom Carson, President and CEO of Rovi. “After undertaking comprehensive, product-by-product operational reviews across the business, we focused on product rationalization and cost reductions this quarter and eliminated almost $31 million in annualized costs. Additionally, we eliminated plans to add an additional $5 million dollars in annual spending. This frees up funds to invest in new value-creating strategic initiatives and puts us on the path to achieving an operating margin more appropriate for our business. These actions also drove a sequential increase in our quarterly Adjusted Pro Forma Income Per Common Share and allowed us to raise the midpoint of our Adjusted Pro Forma Income Per Common Share estimates for the year.”

Rovi repurchased approximately 6 million shares of its common stock during the third quarter for approximately $90 million. The Company now has approximately $223 million remaining in its existing share repurchase authorization.

Business Outlook

Rovi now anticipates fiscal year 2012 revenue of between $660 million and $670 million, and Adjusted Pro Forma Income Per Common Share of between $1.80 and $1.90. Rovi will discuss its 2012 outlook in greater detail on the conference call set to take place today, November 1, 2012, starting at 2:00 p.m. PT.

Conference Call Information

Rovi management will host a conference call today, November 1, 2012, at 2:00 p.m. PT / 5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 888-549-7750 (or international +1 480-629-9723) and reference the Rovi call. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.

A replay of the conference call will be available through November 2, 2012 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4570852#. A replay of the audio webcast will be available on Rovi Corporation's website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation's website until its next quarterly earnings call.

Non-GAAP or Adjusted Pro Forma Information

Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP pro forma information prepared in accordance with ASC 805, Business Combinations.

Adjusted Pro Forma and GAAP pro forma measures assume the Sonic Solutions business combination and the Roxio software business disposition both occurred on January 1, 2010. Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses.  Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.  This convertible debt call option was exercised in August 2011.

Management is using these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

About Rovi Corporation

Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively connect to new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by industry leading entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds over 5,300 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, China, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

Forward Looking Statements

All statements contained herein that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2012 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt
Rovi Corporation
+1 (818) 295-6800

Chris Keller
Rovi Corporation
+1 (408) 562-8400

# # #

Rovi Business and Operating Highlights:

IP Licensing:

•	Continued to license new platforms, signing an agreement that covers Nintendo's TVii

•	Extended the term of its existing license agreement with BSkyB for interactive program guide (IPG) patents

•	Licensed another major European retailer for its own-branded CE brands

•	Licensed Korean digital satellite broadcaster SkyLife, putting all significant Korean pay-TV operators under license

•	Year-to-date patent applications almost double the same period last year

Guide Products:

•	Renewed 39 North American MSOs

•	Signed first Latin America TotalGuide service provider customer

•	On track to deploy TotalGuide solutions at six MSOs during the first half of 2013

DivX:

•	Signed DivX Plus Streaming agreements with two IC companies and four OEMs

•	Over 780 million devices deployed with DivX technology

Rovi Entertainment Store:

•	Announced agreement with Sainsbury's to power a new digital video service in the UK

•	Toys“R”Us Movies web store launched in the US

•	Launched Best Buy CinemaNow:

•	on Android tablets and phones in the US and Canada

•	iOS play-back app in the US and Canada for iPad, iPhone and iPod Touch

•	on PlayStation 3 in Canada

•	Dixon's KNOWHOW Movies live in the UK on connected LG TVs and on connected Samsung Blu-ray Players

•	Media Markt live in Germany on Western Digital WD TV Live Box, VideoWeb TV and certain Technisat Set-top Boxes

•	Total live storefronts now totals approximately 1.1 million, an 18% increase over last quarter

Advertising:

•	Repeat advertising campaigns, including Ford, Mattel, Hellmann's, GO RVing and Bank of Montreal in North America; and Red Bull in Europe

•	Launched a new polling feature for the Rovi Advertising Network

•	Extended the Rovi Advertising Network to include Sony Bravia TVs and connected Blu-Ray players in Europe

Data:

•	Renewed major handset manufacturer for data on mobile devices

•	Expanded relationship with major Korean CE manufacturer to include worldwide listings data

•	Added metadata services to an existing Canadian MSO customer

•	Expanded Rovi's entertainment database to include Brazilian TV, movie and celebrity information and announced plans to include similar data for Portugal and Russia

•	Enhanced Rovi Music by adding descriptive track-level attributes for 11M+ tracks to enable finely tuned recommendations and improved playlisting

•	Further enhanced social integration by adding thousands of links to Twitter handles and Facebook pages for celebrities, movies and TV shows

For additional business metrics, see our investor presentation located at: http://ir.rovicorp.com/presentations.aspx?iid=4206196

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues	$169,574	$181,889	$502,882	$513,606
Costs and expenses:
Cost of revenues	32,724	28,931	93,947	78,149
Research and development	39,664	43,928	126,390	116,920
Selling, general and administrative	40,149	47,359	126,904	141,481
Depreciation	5,757	5,134	16,883	14,867
Amortization of intangible assets	27,839	28,767	83,316	81,545
Restructuring and asset impairment charges	4,514	1,911	5,886	18,831
Total costs and expenses	150,647	156,030	453,326	451,793
Operating income from continuing operations	18,927	25,859	49,556	61,813
Interest expense	(16,654)	(13,610)	(45,207)	(40,774)
Interest income and other, net	1,628	855	3,425	3,961
Debt modification expense	—	—	(4,496)	—
Loss on interest rate swaps and caps, net	(4,242)	(845)	(10,654)	(1,457)
Loss on debt redemption	—	—	(1,758)	(9,418)
(Loss) income from continuing operations before income taxes	(341)	12,259	(9,134)	14,125
Income tax expense (benefit)	13,737	6,790	20,172	(2,611)
(Loss) income from continuing operations, net of tax	(14,078)	5,469	(29,306)	16,736
Discontinued operations, net of tax	751	(3,716)	(7,179)	(8,676)
Net (loss) income	$(13,327)	$1,753	$(36,485)	$8,060
Basic earnings per share:
Basic (loss) income per share from continuing operations	$(0.14)	$0.05	$(0.28)	$0.15
Basic income (loss) per share from discontinued operations	0.01	(0.03)	(0.06)	(0.08)
Basic net (loss) income per share	$(0.13)	$0.02	$(0.34)	$0.07
Shares used in computing basic net earnings per share	103,307	108,771	105,948	109,369
Diluted earnings per share:
Diluted (loss) income per share from continuing operations	$(0.14)	$0.05	$(0.28)	$0.15
Diluted income (loss) per share from discontinued operations	0.01	(0.03)	(0.06)	(0.08)
Diluted net (loss) income per share	$(0.13)	$0.02	$(0.34)	$0.07
Shares used in computing diluted net earnings per share	103,307	111,897	105,948	114,718

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$283,996	$136,780
Short-term investments	537,212	283,433
Trade accounts receivable, net	136,174	126,752
Taxes receivable	4,339	2,976
Deferred tax assets, net	12,338	32,152
Prepaid expenses and other current assets	40,111	15,056
Assets held for sale	—	20,344
Total current assets	1,014,170	617,493
Long-term marketable investment securities	89,592	65,267
Property and equipment, net	39,876	43,203
Finite-lived intangible assets, net	738,859	815,049
Other assets	25,018	41,610
Goodwill	1,378,429	1,364,145
Total assets	$3,285,944	$2,946,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$102,333	$107,037
Deferred revenue	20,069	16,460
Current portion of long-term debt	39,100	25,500
Liabilities held for sale	—	5,445
Total current liabilities	161,502	154,442
Taxes payable, less current portion	66,869	63,980
Long-term debt, less current portion	1,439,204	969,598
Deferred revenue, less current portion	2,190	4,041
Long-term deferred tax liabilities, net	22,316	36,267
Other non current liabilities	23,060	25,687
Total liabilities	1,715,141	1,254,015
Stockholders’ equity:
Common stock	125	123
Treasury stock	(634,570)	(482,479)
Additional paid-in capital	2,180,505	2,114,402
Accumulated other comprehensive income (loss)	209	(313)
Retained earnings	24,534	61,019
Total stockholders’ equity	1,570,803	1,692,752
Total liabilities and stockholders’ equity	$3,285,944	$2,946,767

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended			Three Months Ended
	September 30, 2012			September 30, 2011
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$78,692	$—	$78,692	$74,464	$—	$74,464
CE manufacturers	72,533	—	72,533	87,629	—	87,629
Other	18,349	—	18,349	19,796	—	19,796
Total revenues	169,574	—	169,574	181,889	—	181,889
Costs and expenses:
Cost of revenues (2)	32,724	(760)	31,964	28,931	(1,467)	27,464
Research and development (3)	39,664	(5,276)	34,388	43,928	(8,879)	35,049
Selling, general and administrative (4)	40,149	(8,114)	32,035	47,359	(13,382)	33,977
Depreciation (5)	5,757	—	5,757	5,134	—	5,134
Amortization of intangible assets	27,839	(27,839)	—	27,787	(27,787)	—
Restructuring and asset impairment charges	4,514	(4,514)	—	1,911	(1,911)	—
Total costs and expenses	150,647	(46,503)	104,144	155,050	(53,426)	101,624
Operating income from continuing operations	18,927	46,503	65,430	26,839	53,426	80,265
Interest expense (6)	(16,654)	6,148	(10,506)	(13,610)	7,444	(6,166)
Interest income and other, net	1,628	—	1,628	855	—	855
Loss on interest rate swaps and caps, net (7)	(4,242)	4,242	—	(845)	845	—
(Loss) income from continuing operations before income taxes	(341)	56,893	56,552	13,239	61,715	74,954
Income tax expense (8)	13,737	(8,647)	5,090	6,810	(814)	5,996
(Loss) income from continuing operations, net of tax	$(14,078)	$65,540	$51,462	$6,429	$62,529	$68,958
Diluted (loss) income per share from continuing operations	$(0.14)		$0.50	$0.06		$0.62
Shares used in computing diluted net earnings per share (9)	103,307	37	103,344	111,897	(359)	111,538

(1) GAAP Pro Forma financial information for the 2012 period is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results. GAAP Pro Forma financial information for the 2011 period has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic and sale of Roxio Consumer Software business had occurred on January 1, 2010.

(2) Adjustments to cost of revenues consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(760)	$(1,205)
Transition and integration costs		—	(262)
Total adjustment		$(760)	$(1,467)
(3) Adjustments to research and development consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(5,276)	$(5,494)
Transition and integration costs		—	(3,385)
Total adjustment		$(5,276)	$(8,879)
(4) Adjustments to selling, general and administrative consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(8,114)	$(10,721)
Transition and integration costs		—	(2,661)
Total adjustment		$(8,114)	$(13,382)
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) For the 2012 period, since the adjustments resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding. For the 2011 period, adjustment recognizes the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and which is excluded from GAAP EPS calculation as it is anti-dilutive.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	June 30, 2012
	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$77,607	$—	$77,607
CE manufacturers	64,841	—	64,841
Other	15,869	—	15,869
Total revenues	158,317	—	158,317
Costs and expenses:
Cost of revenues (2)	31,436	(1,364)	30,072
Research and development (3)	42,275	(7,223)	35,052
Selling, general and administrative (4)	43,195	(9,470)	33,725
Depreciation (5)	5,728	—	5,728
Amortization of intangible assets	27,878	(27,878)	—
Total costs and expenses	150,512	(45,935)	104,577
Operating income from continuing operations	7,805	45,935	53,740
Interest expense (6)	(16,405)	6,241	(10,164)
Interest income and other, net	187	—	187
Debt modification expense	(32)	32	—
Loss on interest rate swaps and caps, net (7)	(6,308)	6,308	—
(Loss) income from continuing operations before income taxes	(14,753)	58,516	43,763
Income tax expense (8)	1,863	2,076	3,939
(Loss) income from continuing operations, net of tax	$(16,616)	$56,440	$39,824
Diluted (loss) income per share from continuing operations	$(0.16)		$0.37
Shares used in computing diluted net earnings per share (9)	107,035	433	107,468

(1) GAAP Pro Forma financial information for the 2012 period is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results.

(2) Adjustment to cost of revenues consists of $1.4 million of equity based compensation.
(3) Adjustment to research and development consists of $7.2 million of equity based compensation.
(4) Adjustment to selling, general and administrative consists of $9.5 million of equity based compensation.
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) Since the adjustments resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Nine Months Ended			Nine Months Ended
	September 30, 2012			September 30, 2011
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$235,653	$—	$235,653	$221,756	$—	$221,756
CE manufacturers	213,043	—	213,043	256,116	—	256,116
Other	54,186	—	54,186	60,623	—	60,623
Total revenues	502,882	—	502,882	538,495	—	538,495
Costs and expenses:
Cost of revenues (2)	93,947	(3,456)	90,491	81,163	(3,482)	77,681
Research and development (3)	126,390	(19,117)	107,273	122,563	(22,366)	100,197
Selling, general and administrative (4)	126,904	(27,808)	99,096	149,473	(40,940)	108,533
Depreciation (5)	16,883	—	16,883	15,108	—	15,108
Amortization of intangible assets	83,316	(83,316)	—	84,508	(84,508)	—
Restructuring and asset impairment charges	5,886	(5,886)	—	18,831	(18,831)	—
Total costs and expenses	453,326	(139,583)	313,743	471,646	(170,127)	301,519
Operating income from continuing operations	49,556	139,583	189,139	66,849	170,127	236,976
Interest expense (6)	(45,207)	18,578	(26,629)	(40,766)	24,309	(16,457)
Interest income and other, net	3,425	—	3,425	3,775	—	3,775
Debt modification expense	(4,496)	4,496	—	—	—	—
Loss on interest rate swaps and caps, net (7)	(10,654)	10,654	—	(1,457)	1,457	—
Loss on debt redemption	(1,758)	1,758	—	(9,418)	9,418	—
(Loss) income from continuing operations before income taxes	(9,134)	175,069	165,935	18,983	205,311	224,294
Income tax expense (8)	20,172	(6,550)	13,622	21,310	(3,367)	17,943
(Loss) income from continuing operations, net of tax	$(29,306)	$181,619	$152,313	$(2,327)	$208,678	$206,351
Diluted (loss) income per share from continuing operations	$(0.28)		$1.43	$(0.02)		$1.79
Shares used in computing diluted net earnings per share (9)	105,948	403	106,351	110,384	4,593	114,977

(1) GAAP Pro Forma financial information for the 2012 period is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results. GAAP Pro Forma financial information for the 2011 period has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic and sale of Roxio Consumer Software business had occurred on January 1, 2010.

(2) Adjustments to cost of revenues consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(3,456)	$(2,716)
Transition and integration costs		—	(766)
Total adjustment		$(3,456)	$(3,482)
(3) Adjustments to research and development consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(19,117)	$(15,188)
Transition and integration costs		—	(7,178)
Total adjustment		$(19,117)	$(22,366)
(4) Adjustments to selling, general and administrative consist of the following:
		September 30, 2012	September 30, 2011
Equity based compensation		$(27,808)	$(28,426)
Transition and integration costs		—	(12,514)
Total adjustment		$(27,808)	$(40,940)
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) Since the adjustments resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding.